Exhibit 10.2

EMPLOYMENT AGREEMENT

This employment agreement ("Agreement") is entered into this 2nd day of March 2000, between LCA-Vision Inc., with a principal place of business at 7840 Montgomery Road, Cincinnati, Ohio  45236 or any of its subsidiaries and Alan H. Buckey, an individual who resides at 8533 Twilight Terr. Lan. Cinti, OH  45249, ("Employee").

WHEREAS, LCA-Vision is a healthcare company which provides to customer initial evaluations, start-up implementation and continuing management assistance to further the use of lasers and technology in hospitals and evaluates, develops, markets implements and manages Laser and other Refractive Eye Surgical Centers in selective hospitals, freestanding sites or company-owned facilities; and, whereas Employee desires to obtain or to continue employment with LCA-Vision; and, whereas LCA-Vision and Employee wish explicitly to set forth the terms and conditions of their Agreement and the duties and responsibilities of the parties to each other, both during and after the term of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and undertakings herein contained, including an amount of severance pay given solely at LCA-Vision's discretion to employees-at-will terminated for any reason upon seven days' notice, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.

EMPLOYMENT:  Alan Buckey will render full-time services to LCA-Vision in the position of VP Finance/CFO for an indefinite period.  Employee will perform, to the best of her/his ability, any and all duties and responsibilities that may be assigned to her/him by LCA-Vision from time to time in the performance of that position.

2.

TERM:  This Agreement will become effective on the date it is executed and delivered by both LCA-Vision and Employee, and will continue in effect until it is terminated.  Either LCA-Vision or Employee may terminate their Agreement at any time without cause, and for any reason or for no reason, upon seven days written notice to the other party.  LCA-Vision may terminate Employee for cause immediately, without giving seven days' written notice.

3.

COMPENSATION:

a.

During the period that this Agreement remains in effect, Employee will receive in consideration for her/his services a salary of $149,600 per year.  This salary figure is subject to change, either to being raised or lowered, by LCA-Vision at its sole discretion, with or without notice.

b.

A 401K plan, medical and dental insurance and one life insurance policy (with a face amount equal to the amount of salary given above or $50,000.00, whichever is the lesser) will be provided to Employee subject to the terms of the master policies held by LCA-Vision.

c.

Employee will be entitled to twenty one (21) working days vacation during each calendar year.  It is agreed that said vacation is accrued in accordance with seniority and must be taken in compliance with the LCA-Vision written Vacation Policy and must be taken within each calendar year or be forfeited.  Vacation periods cannot be carried over from one calendar year to another.  A Days Off Request Form must be approved in advance by LCA-Vision. (Refer to offer letter for other compensation).

4.

CONFIDENTIALITY:

a.

Employee acknowledges that any information disclosed to, discerned by or discovered by her/him in consequence of her/his employment regarding LCA-Vision's processes, formulas, data, programs, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs and customer and supplier lists is "Proprietary Information."  All such proprietary information that is not generally available to the public is the property of LCA-Vision and must be kept absolutely confidential by Employee.  In recognition of the need for confidentiality, Employee agrees to sign and to abide by the terms of a "Confidentiality, Inventions and Noncompetition Agreement" (CINA Agreement) as a condition of her/his hiring and/or continuation of employment.  The CINA Agreement is attached hereto, and its terms are hereby incorporated by reference into this Agreement.

b.

Employee acknowledges that neither party shall disclosure the terms and conditions of this Agreement to any person, corporation or other entity other than the parties to this Agreement.

5.

REMEDY:  Employee acknowledges that any breach by Employee of any of the provisions contained in this contract will cause irreparable injury and damage.  Thus, Employee agrees that LCA-Vision shall be entitled to immediate injunctive relief and all other legal and/or equitable relief with respect to any such breach, together with the costs and expenses of reasonable attorneys' fees incurred by LCA-Vision if it prevails in enforcing the express terms of this Agreement.

6.

ARBITRATION:  Should any dispute or claim arise regarding this Agreement and/or the terms hereof, then LCA-Vision and Employee agree to submit such dispute or claim to final and binding arbitration within thirty (30) days notice by one party to the other requesting such arbitration.  The parties will mutually select the arbitrator from those persons in the Cincinnati, Ohio Standard Metropolitan Statistical Area ("SMSA") who are members in good standing of the American Arbitration Association; provided that if the parties are unable mutually to select the arbitrator, the arbitrator shall be appointed by the American Arbitration Association.  The fees and expenses of the American Arbitration Association and the Arbitrator shall be borne equally by both parties.  This section shall not restrict LCA's unequivocal right to the legal and/or equitable relief set forth in Section 5 of this Agreement and Section 10 of the CINA Agreement.

7.

MISCELLANEOUS:

a.

This contract and the "Confidentiality, Inventions and Noncompetition Agreement" together constitute the entire agreement between the parties and contain all of the agreements between them with respect to Employee's terms and conditions of employment.  They supersede any and all other discussions, understandings, promises, negotiations, agreement or contracts, either oral or written, express or implied, past, present or future between the parties with respect to Employee's terms and conditions of employment.  No alteration of the terms of either Agreement except otherwise provided in their express terms can be made by either party unless such alternation is made in writing and signed by both parties to this Agreement.

b.

This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Ohio.

c.

If any part or parts of this Agreement shall for any reason be deemed invalid or unenforceable, all remaining parts shall continue to be binding and in full force and effect.

d.

No failure nor delay by either party in exercising any rights under this Agreement, other than the thirty-day deadline set forth in Section 6 Arbitration, shall operate as a waiver of such rights, and no waiver of any breach shall constitute a wavier of any prior, concurrent, or subsequent breach.

e.

The section headings in this Agreement are included solely for convenience and shall not affect, nor be used in connection with, the interpretation of this Agreement.

f.

This Agreement and the CINA Agreement are executed in duplicate, and each of these documents shall be deemed an original.  Together these documents constitute one and the same agreement, with one original of this Agreement and one original of the CINA Agreement being delivered to each party.

THIS IS A CONTRACT FOR AT-WILL EMPLOYMENT.  THE EMPLOYEE ACKNOWLEDGES THAT SHE/HE HAS READ THIS EMPLOYMENT AGREEMENT IN ITS ENTIRETY, AND THAT SHE/HE UNDERSTANDS ITS TERMS AND ENTERS INTO IT FREELY AND VOLUNTARILY.

IN WITNESS WHEREOF, the parties have hereunto signed and executed this Agreement on the day and year referenced below.

EMPLOYEE

BY:  /s/Sandra F.W. Joffe

TITLE:  Secretary

/s/ Alan H. Buckey

DATE:  3/2/00

R.C.I.I. is a wholly owned subsidiary of LCA-Vision Inc.